Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-150371 and No. 333-144538), Form S-3 (Nos. 333-112616, 333-64368, 333-12781, and 33-62427) and Form S-8 (Nos. 333-128086, 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901) of Ebix, Inc. of our report dated March 28, 2008, relating to the consolidated financial statements as of December 31, 2007, of Ebix, Inc. and subsidiaries and the 2007 financial statement schedule, which appear in this Form 10-K.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia
March 30, 2009